Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Shares, without par value, of DIRTT Environmental Solutions Ltd., a company organized under the laws of Alberta, Canada. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

22NW Fund, LP

By:	/s/ Aron R. English
Aron R. English, Manager of 22NW Fund GP, LLC, its General Partner
Date:	12/12/2025

22NW, LP

By:	/s/ Aron R. English
Aron R. English, President and Sole Shareholder of 22NW GP, Inc., its General Partner
Date:	12/12/2025

22NW Fund GP, LLC

By:	/s/ Aron R. English
Aron R. English, Manager
Date:	12/12/2025

22NW GP, Inc.

By:	/s/ Aron R. English
Aron R. English, President and Sole Shareholder
Date:	12/12/2025

English Aron R.

By:	/s/ Aron R. English
ARON R. ENGLISH
Date:	12/12/2025

Hirai-Hadley Bryson

By:	/s/ Bryson O. Hirai-Hadley
BRYSON O. HIRAI-HADLEY
Date:	12/12/2025

Zarate Adrian R

By:	/s/ Adrian R. Zarate
ADRIAN R. ZARATE
Date:	12/12/2025